  Exhibit 99.1

Palatin Technologies, Inc. Reports First Quarter
Fiscal Year 2018 Results;
Teleconference and Webcast to be held on November 13, 2017

CRANBURY, NJ – November 13, 2017 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2017.

Recent Highlights
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Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):
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Entered into a collaboration and license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd in September 2017 for exclusive rights to develop and commercialize bremelanotide in the territories of mainland China, Taiwan, Hong Kong S.A.R. and Macau S.A.R.

●
Received $4,500,000 in October 2017, consisting of an upfront payment of $5,000,000 less $500,000 which was withheld in accordance with tax withholding requirements in China.

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Working closely with AMAG Pharmaceuticals, Inc. (“AMAG”) on completing the tasks and activities necessary to file a New Drug Application (“NDA”) with the Food and Drug Administration (“FDA”).

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Target NDA filing with the FDA for early calendar year 2018.

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U.S. Patent 7,700,592 issued July 11, 2017, on methods of treating female sexual dysfunction and HSDD with bremelanotide. The patent will expire in November 2033.

First Quarter Fiscal Year 2018 Financial Results
Palatin reported net income of $10.6 million, or $0.05 per basic and diluted share, for the quarter ended September 30, 2017, compared to a net loss of $(13.1) million, or $(0.08) per basic and diluted share, for the same period in 2016.

The difference in financial results between the three months ended September 30, 2017 and 2016 was primarily attributable to the recognition of $26.9 million in license and contract revenue during the 2017 period pursuant to our license agreement with AMAG and our license agreement with Fosun.

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Revenue
For the quarter ended September 30, 2017, Palatin recognized $21.9 million in license and contract revenue related to our license agreement with AMAG and $5.0 million in license revenue related to our license agreement with Fosun.

There were no revenues recorded in the quarter ended September 30, 2016.

Operating Expenses
Total operating expenses for the quarter ended September 30, 2017 were $15.7 million compared to $12.4 million for the comparable quarter of 2016. The increase in operating expenses was mainly attributable to the continued progress of the development of bremelanotide for HSDD.

Other Income/Expense
Total other expense, net was $0.4 million for the quarter ended September 30, 2017 compared to $0.6 million for the quarter ended September 30, 2016. Total other expense, net for both periods consisted primarily of interest expense related to Palatin’s venture debt.

Income Tax
Pursuant to the license agreement with Fosun, $500,000 was withheld in accordance with tax withholding requirements in China and will be recorded as an expense during the fiscal year ending June 30, 2018. For the quarter ended September 30, 2017, Palatin incurred $225,255 in income tax expense utilizing an estimated effective annual income tax rate applied to income for the quarter and the remaining balance of $274,745 was included in prepaid expenses and other current assets at September 30, 2017. Any potential credit to be received by Palatin on its United States tax returns is currently offset by Palatin’s valuation allowance.

Cash Position
Palatin’s cash, cash equivalents, accounts receivable and investments were $49.3 million as of September 30, 2017, compared to cash, cash equivalents, accounts receivable and investments of $55.6 million at June 30, 2017. Current liabilities were $19.3 million, net of deferred revenue of $20.2 million, as of September 30, 2017, compared to $19.9 million, net of deferred revenue of $35.1 million, as of June 30, 2017.

Palatin believes that existing capital resources will be sufficient to fund our planned operations through at least the 2018 calendar year.

Conference Call / Webcast
Palatin will host a conference call and webcast on November 13, 2017 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-394-8218 (domestic) or 1-323-701-0225 (international), conference ID 2622306. The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), passcode 2622306. The webcast and telephone replay will be available through November 18, 2017.

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About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2017	2016

REVENUES:
License and contract revenue	$26,941,508	$-

OPERATING EXPENSES:
Research and development	14,163,097	11,226,084
General and administrative	1,544,575	1,209,346
Total operating expenses	15,707,672	12,435,430

Income (Loss) from operations	11,233,836	(12,435,430)

OTHER INCOME (EXPENSE):
Interest income	51,726	6,645
Interest expense	(456,677)	(623,985)
Total other expense, net	(404,951)	(617,340)

Income (Loss) before income taxes	10,828,885	(13,052,770)
Income tax expense	(225,255)	-

NET INCOME (LOSS)	$10,603,630	$(13,052,770)

Basic net income (loss) per common share	$0.05	$(0.08)

Diluted net income (loss) per common share	$0.05	$(0.08)

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	197,112,400	165,848,269

Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	201,360,736	165,848,269

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$39,708,573	$40,200,324
Available-for-sale investments	249,969	249,837
Accounts receivable	9,389,722	15,116,822
Prepaid expenses and other current assets	939,985	1,011,221
Total current assets	50,288,249	56,578,204

Property and equipment, net	193,037	198,153
Other assets	56,916	56,916
Total assets	$50,538,202	$56,833,273

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$2,033,638	$1,551,367
Accrued expenses	9,384,423	10,521,098
Notes payable, net of discount and debt issuance costs	7,857,231	7,824,935
Capital lease obligations	7,214	14,324
Deferred revenue	20,160,381	35,050,572
Total current liabilities	39,442,887	54,962,296

Notes payable, net of discount and debt issuance costs	4,305,241	6,281,660
Other non-current liabilities	814,396	753,961
Total liabilities	44,562,524	61,997,917

Stockholders’ equity (deficiency):
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of September 30, 2017 and June 30, 2017	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 184,393,007 shares as of September 30, 2017 and 160,515,361 shares as of June 30, 2017, respectively	1,843,930	1,605,153
Additional paid-in capital	350,276,851	349,974,538
Accumulated other comprehensive loss	(153)	(590)
Accumulated deficit	(346,144,990)	(356,743,785)
Total stockholders’ equity (deficiency)	5,975,678	(5,164,644)
Total liabilities and stockholders’ equity (deficiency)	$50,538,202	$56,833,273